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                                                                    EXHIBIT 99.3

CONSOLIDATED FINANCIAL STATEMENT SCHEDULE:

     The following consolidated financial statement schedule of MKS Instruments, Inc. for the years ended December 31, 2000, 1999 and 1998 is filed as part of this Form 8-K and should be read in conjunction with our Consolidated Financial Statements included in Item 7(c) of this Report on Form 8-K.

SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

-------------------------------------------------------------------------------------------------------
                                      COLUMN A    COLUMN B      COLUMN C      COLUMN D       COLUMN E
-------------------------------------------------------------------------------------------------------
                                    BALANCE AT    CHARGED TO    CHARGED TO
                                     BEGINNING    COSTS AND        OTHER                    BALANCE AT
DESCRIPTION                            OF YEAR     EXPENSES     ACCOUNTS      DEDUCTIONS    END OF YEAR
-------------------------------------------------------------------------------------------------------

Year ended December 31, 1998:
Allowance for doubtful accounts...  $  936,342     $339,287      $80,841       $323,031     $1,033,439
Year Ended December 31, 1999:
Allowance for doubtful accounts...  $1,033,439     $659,979      $98,625       $122,972     $1,669,071
Year Ended December 31, 2000:
Allowance for doubtful accounts...  $1,669,071     $978,893      $    --       $694,178     $1,953,786

     All other financial statement schedules have been omitted because they are inapplicable, not required, or the information is included elsewhere in the Consolidated Financial Statements or Notes thereto.

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